[Coopers & Lybrand Letterhead]

                       Consent of Independent Accountants

To the Trustees of Standish, Ayer & Wood Investment Trust:

We consent to the inclusion in Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A (1933 Act File Number 33-8214) of Standish, Ayer & Wood Investment Trust: Standish Short-Term Asset Reserve Fund, of our report dated February 20, 1997, on our audit of the financial statements and financial highlights of the Standish Short-Term Asset Reserve Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is also included in this Registration Statement.

We also consent to the references to our Firm under the caption "The Funds Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                   /s/ Coopers & Lybrand, L.L.P.
                                   -----------------------------
                                   Coopers & Lybrand, L.L.P.

Boston, Massachusetts
October 31, 1997